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                                                                  Exhibit 10.5.1

                                 AMENDMENT ONE
                                       TO
                              EMPLOYMENT AGREEMENT

     This Amendment One to the Employment Agreement ("FIRST AMENDMENT") is made this _____ day of _______________, 1999 between VITA FOOD PRODUCTS, INC., a Nevada corporation (the "COMPANY") and CLARK L. FELDMAN (the "EMPLOYEE").

                                    RECITALS

     1. The Company and Employee entered into an Employment Agreement on January 16, 1997 ("EMPLOYMENT AGREEMENT") whereby the Company hired the Employee to serve as an executive and operating officer of the Company.

     2. The Company and Employee desire to amend the Employment Agreement extending the term of the Employment Agreement and providing for annual renewals after expiration of the Initial Term (as defined herein).

                                    CLAUSES

     NOW, THEREFORE, for and in consideration of the above premises and mutual agreements hereinafter set forth, the Employee and the Company agree as follows:

     1. CAPITALIZED TERMS.   Capitalized terms not otherwise defined herein
shall have the meanings as set forth in the Employment Agreement.

     2. TERM. Section 3 of the Employment Agreement is hereby deleted and replaced by the following new Section 3:

           "3. TERM. The term of Employee's employment hereunder (the "TERM") shall be extended an additional one (1) year (the "INITIAL TERM") expiring on January 15, 2001 (the "EXPIRATION DATE"). The Expiration Date shall be automatically extended, unless terminated by the Company or Employee, for successive one (1) year periods ("RENEWAL TERM") following the expiration of the Initial Term. If the Company desires to terminate Employee's employment under this Employment Agreement at the end of the Initial Term or at the end of any succeeding Renewal Term, the Company shall give written notice of such desire to Employee on or prior to April 30 of the year prior to expiration of the Initial Term or any Renewal Term. If Employee desires to terminate Employee's employment under this Employment Agreement at the end of the Initial Term or at the end of any succeeding Renewal Term, Employee shall give written notice of such desire to the Company at least six (6) months prior to expiration of the Initial Term or any succeeding Renewal Term."

     3. RATIFICATION. In all other respects, the Employment Agreement, as amended by this First Amendment, is hereby ratified and confirmed.

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     IN WITNESS WHEREOF, Employee and the Company have executed and delivered this First Amendment as of the date first shown above.



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
EMPLOYEE:                       COMPANY:

CLARK L. FELDMAN                VITA FOOD PRODUCTS, INC.



_____________________________   By:______________________________

                                Title:___________________________

Address:______________________  Address:           2222 West Lake Street
                                                        Chicago, Illinois  60612
        ______________________
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